Exhibit 99.1

NEWS
RELEASE

2010-15

FOR IMMEDIATE RELEASE
Contact: Kristine Boyd
(713) 688-9600 x135

FRONTIER OIL ELECTS NEW DIRECTOR

HOUSTON, TEXAS, November 17, 2010– Frontier Oil Corporation (NYSE: FTO) is pleased to announce the election of Robert J. Kostelnik to its Board of Directors.  Mr. Kostelnik currently serves as President and CEO of Cinatra Clean Technologies, Inc., a position he has held since 2008.  Prior to this, Mr. Kostelnik held a number of senior positions during his 16 years with CITGO Petroleum Corporation, most recently serving as Vice President of Refining until his retirement in 2007, and also serving as Vice President of Health, Safety, Security, and Environment.  Prior to joining CITGO in 1992, he served in various refinery management positions during his 17 years with Shell Oil Company.  Mr. Kostelnik currently serves on the Board of Directors of Methanex Corporation.  He attended the University of Missouri, where he earned a Bachelor of Science in Mechanical Engineering, and is a Registered Professional Engineer.

Frontier operates a 135,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

* * * * * *